                                                             EXHIBIT NO. 99.9(b)


                              LEGAL OPINION CONSENT


I consent to the incorporation by reference in this Post-Effective Amendment No. 49 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the "Registration Statement") of MFS(R) Series Trust X (the "Trust"), of my opinion dated April 10, 2002 appearing in Post-Effective Amendment No. 38 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on April 11, 2002.

                                     JAMES R. BORDEWICK, JR.
                                     -------------------------------------------
                                     James R. Bordewick, Jr.
                                     Assistant Clerk and Assistant Secretary

Boston, Massachusetts
November 24, 2003